UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Model N, Inc.

(Name of Registrant as Specified In Its Charter)

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MODEL N, INC.

1600 SEAPORT BOULEVARD, SUITE 400

REDWOOD CITY, CALIFORNIA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:30 a.m. Pacific Time on Friday, February 20, 2015

TO THE HOLDERS OF COMMON STOCK OF MODEL N, INC.:

The Annual Meeting of Stockholders of Model N, Inc., a Delaware corporation (“Model N”), will be held on Friday, February 20, 2015, at 11:30 a.m. Pacific Time, at Model N, Inc., located at 1600 Seaport Boulevard, Suite 400, Redwood City, California, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of Model N has fixed the close of business on December 22, 2014 as the record date for the meeting. Only stockholders of record of our common stock at the close of business on December 22, 2014 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

A Notice Regarding the Availability of Proxy Materials (Notice) is being mailed to stockholders of record as of the record date beginning on or about January 9, 2015. The Notice contains instructions on how to access our proxy statement for our 2015 Annual Meeting of Stockholders and our Annual Report on Form 10-K for our fiscal year ended September 30, 2014 (together, the proxy materials). The Notice also provides instructions on how to vote online and how to receive a paper or email copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address:

http://investor.modeln.com/GenPage.aspx?IID=4377866&GKP=1073749823.

If you have any questions regarding this information or the proxy materials, please visit our website at www.modeln.com or contact our investor relations department at 650-610-4998.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Model N and look forward to receiving your proxy.

By order of the Board of Directors,

Zack Rinat

Chief Executive Officer

and Chairman of the Board of Directors

Redwood City, California

January 9, 2015

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements contained in this report other than statements of historical fact, including statements regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek”, and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We are under no duty to update any of these forward-looking statements after the date of this proxy statement.

As used in this proxy statement, the terms “Model N,” “we,” “us,” and “our” mean Model N, Inc. and its subsidiaries unless the context indicates otherwise.

MODEL N, INC.

1600 Seaport Boulevard, Suite 400

Redwood City, California 94063

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

to be held on February 20, 2015 at 11:30 a.m. PT

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at 11:30 a.m. PT on Friday, February 20, 2015, and any postponements or adjournments thereof. The Annual Meeting will be held at Model N, Inc., located at 1600 Seaport Boulevard, Suite 400, Redwood City, California. Beginning on or about January 9, 2015, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials.

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of two Class II directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

•	any other business that may properly come before the meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	FOR the re-election of Sarah Friar and Mark Garrett, our nominees for Class II directors;

•	FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

Who is entitled to vote?

Holders of our common stock as of the close of business on December 22, 2014, the record date, may vote at the Annual Meeting. As of the record date, we had 25,605,737 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Model N will be entitled to one vote for each share of common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How do I vote?

There are four ways for stockholders of record to vote:

•	by Internet at http://www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on February 19, 2015 (have your Notice or proxy card in hand when you visit the website);

We encourage you to vote this way as it is the most cost-effective method.

•	by toll-free telephone at 1-800-776-9437 (or 718-921-8500 for international callers) until 11:59 p.m. Eastern Time on February 19, 2015 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card so that it is received prior to the Annual Meeting; or

•	by written ballot at the Annual Meeting.

Street name holders may submit their voting instructions by internet or telephone using the information provided by their respective brokers or nominees and may complete and mail voting instruction forms to their respective brokers or nominees. However, street name holders may not vote by written ballot at the Annual Meeting unless they obtain a legal proxy from their respective brokers or nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone (until 11:59 p.m. Eastern Time on February 19, 2015);

•	returning a later-dated proxy card so that it is received prior to the Annual Meeting;

•	notifying the Corporate Secretary of Model N, in writing, at the address listed on the front page; or

•	completing a written ballot at the Annual Meeting.

Street name holders may change their voting instructions by submitting new instructions by internet or by telephone or returning a later-dated voting instruction form to their respective brokers or nominees. In addition, street name holders who obtain a legal proxy from their respective brokers or nominees may change their votes by completing a ballot at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy card have been designated as proxies by our Board of Directors. When proxy votes are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the voting power of the shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (“broker non-vote”). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of PricewaterhouseCoopers LLP, but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•

Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

•

Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP must receive the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Model N. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Your broker will not have discretion to vote on the election of directors, a “non-routine” matter, absent direction from you.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, primarily via the Internet. Beginning on or about January 9, 2015, we mailed to our stockholders a “Notice Regarding the

Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Model N or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find Model N’s Corporate Governance Guidelines and other governance documents?

Model N has adopted Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines, as well as copies of the Code of Business Conduct for Directors, Code of Business Conduct for Employees, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter, can be accessed through the Investors section of our website, under Company—About Model N— Investors—Corporate Information—Governance Documents, or by clicking on the following link:

http://investor.modeln.com/file.aspx?IID=4377866&FID=1001173938.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of six members. Our Certificate of Incorporation and Bylaws provide for a classified Board of Directors consisting of three classes of directors, with directors serving staggered three-year terms.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The class of each director is set forth in the table below.

The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of December 22, 2014, are provided in the table below. Additional biographical descriptions of each nominee and director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of our nominees and directors that led to the conclusion that each person should serve as a member of our Board of Directors.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term For Which Nominated
Sarah Friar	II	41	Director	2012	2015	2018
Mark Garrett	II	57	Director	2008	2015	2018

Continuing Directors
David Bonnette	I	44	Director	2014	2017	—
Mark Leslie	I	68	Director	2013	2017	—
Zack Rinat	III	56	Chief Executive Officer and Chairman of the Board	1999	2016	—
Charles Robel	III	65	Director	2005	2016	—

Nominees for Director

Sarah Friar has served as a member of our board of directors since September 2012. Since July 2012, Ms. Friar has served as the Chief Financial Officer of Square Inc., a provider of payment processing and point- of-sale systems for businesses and mobile payment offerings for consumers. From April 2011 to July 2012, she served as the Senior Vice President, Finance & Strategy at Salesforce.com, Inc., an enterprise cloud computing company. From July 2000 to April 2011, she was employed by The Goldman Sachs Group, Inc., an investment banking company, most recently as a Managing Director in the Equity Research Division covering software and as the Business Leader for the Technology Research Business Unit. Since December 2013, Ms. Friar has served as a member of the Board of Directors of New Relic, Inc. Ms. Friar holds an MBA from Stanford University Graduate School of Business and a MEng, in Metallurgy, Economics and Management from the University of Oxford. Our board of directors determined that Ms. Friar should serve as a director based on her significant experience in the technology industry and her significant financial, investment and accounting experience.

Mark Garrett has served as a member of our board of directors since January 2008. Since February 2007, Mr. Garrett has served as Executive Vice President and Chief Financial Officer at Adobe Systems Incorporated. From June 2004 to January 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, his most recent position since EMC’s acquisition of Documentum, Inc. in December 2003. Mr. Garrett first joined Documentum as Executive Vice President and Chief Financial Officer in 1997, holding that position through October 1999 and then re-joining Documentum as Executive Vice President and Chief Financial Officer in 2002. Mr. Garrett is also a director of Informatica Corporation. Mr. Garrett holds an MBA from Marist College and a BS in accounting and marketing from Boston University. Our board of directors determined that Mr. Garrett should serve as a director based on his significant experience serving on the boards of directors of other technology companies and his significant management and financial experience.

Continuing Directors

David Bonnette has served as a member of our board of directors since August 2014. Since March 2014, Mr. Bonnette has also served on the board of directors and as the Chief Executive Officer of Lanyon, Inc., a provider of cloud-based solutions for managing corporate meetings, events and travel programs. From May 2011 to January 2014, Mr. Bonnette served as the Chief Executive Officer at BigMachines, Inc., a provider of cloud-based Configure, Price and Quote (CPQ) solutions, from 1995 to April 2011, Mr. Bonnette served as Group Vice President, North America Sales at Oracle Corporation, and from 2008 to 2012, Mr. Bonnette served as a director of Brainware (acquired by Lexmark). Mr. Bonnette holds a BA in Business Administration and Management from Keene State College. Our board of directors determined that Mr. Bonnette should serve as a director based on his experience as the Chief Executive Officer of cloud-based technology companies and his understanding of the software industry.

Mark Leslie previously served as a member of our board of directors from October 2001 to December 2012 and has currently served as a member of our board of directors since January 2014. Since March 2001, Mr. Leslie has also served as the Managing General Partner of Leslie Ventures, a private investment company. In addition, Mr. Leslie has been a lecturer at Stanford Graduate School of Business since 2001, teaching courses in entrepreneurship, sales and ethics. Previously, Mr. Leslie was the founding Chief Executive Officer of Veritas Software Corporation, a computer software company (“Veritas”). He joined the board of directors of Veritas in May 1988 and became the Chairman, President and Chief Executive Officer when Veritas was restarted as a software company in 1990. He served in these positions at Veritas through 2000-2001. Mr. Leslie currently serves on the New York University Board of Trustees. He also serves on the boards of a number of privately held high-technology corporations. He also served on the board of directors of NetApp, Inc., a data management company, from July 2004 until August 2010. Mr. Leslie completed Harvard Business School’s program for management development and holds a B.A. in physics from New York University. Our board of directors determined that Mr. Leslie should serve as a director based on his in-depth knowledge of our company through his prior lengthy experience on our board of directors and his significant experience serving on the boards of directors of other technology companies, as well as his significant management, engineering and sales experience. In July 2007, the SEC filed a complaint against Mr. Leslie and four other former officers of Veritas. The SEC alleged that Mr. Leslie and the other former officers misstated Veritas’s reported revenues between 2000 and 2002 by approximately $20 million in connection with a software sale to America Online, Inc. In October 2011, without admitting or denying the allegations in the complaint, Mr. Leslie consented to entry of a final judgment permanently enjoining him from future violations of Rule 13b2-2(a)(2) under the Securities Exchange Act of 1934, as amended and ordering him to pay disgorgement and prejudgment interest of approximately $1.6 million and a civil penalty of $25,000.

Zack Rinat is our founder and has served as the Chairman of our board of directors and as our Chief Executive Officer since our inception in December 1999. Previously, Mr. Rinat served as Vice President and General Manager of Sun Microsystems, Inc.’s NetDynamics, Inc. business unit. Mr. Rinat co-founded and served as President and Chief Executive Officer of NetDynamics, Inc., an application software company, until its acquisition by Sun Microsystems in 1998. From 2005 to 2012, Mr. Rinat also served on the board of directors of Conduit Ltd., a provider of cloud-based solutions for web publishers, including as the Chairman from 2005 to 2011. Previously, he held senior management positions in operations, marketing and engineering at Silicon Graphics, Inc., and at Advanced Technology Israel. Mr. Rinat holds an MBA from the Harvard Business School and a BA in computer science from the Technion (Israel Institute of Technology). Our board of directors determined that Mr. Rinat should serve as a director based on his position as Chief Executive Officer of our company and his understanding of the software industry.

Charles Robel has served as a member of our board of directors since January 2007. Mr. Robel also currently serves on the board of directors of Informatica Corporation, Jive Software, Inc., and several privately held companies. From June 2011 to December 2014, Mr. Robel served as a member of the board of directors of Palo Alto Networks, Inc. From September 2007 to June 2013, Mr. Robel served as a member of the board of directors of Autodesk, Inc., from September 2006 to February 2012, Mr. Robel served as a member of the board of directors of DemandTec, Inc., from June 2006 to February 2011, Mr. Robel served as the Chairman of the board of directors of McAfee, Inc. and from June 2000 to December 2005, Mr. Robel served as Managing Member and Chief Operating Officer at Hummer Winblad Venture Partners. Mr. Robel began his career at PricewaterhouseCoopers LLP, from which he retired as a partner in June 2000. Mr. Robel holds a BS in accounting from Arizona State University. Our board of directors determined that Mr. Robel should serve as a director based on his significant experience investing in and serving on the boards of directors of other technology companies and his significant financial and accounting experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors (Audit Committee) has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending September 30, 2015. During our fiscal year ended September 30, 2014, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015. Our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed or to be billed by PricewaterhouseCoopers LLP for professional services rendered with respect to the fiscal years ended September 30, 2014 and September 30, 2013. All of these services rendered since the formation of the Audit Committee were approved by the Audit Committee.

	2014	2013
Audit Fees(1)	$1,016,007	$1,577,484
Audit-Related Fees(2)	—	248,219
Tax Fees	—	—
All Other Fees(3)	36,800	1,800
Total	$1,052,807	$1,827,503

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. Audit fees also include fees for professional services provided during the fiscal years ended September 30, 2014 and September 30, 2013. In addition, audit fees for the fiscal year ended September 30, 2013 include fees for professional services provided in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC.

(2)	Includes fees associated with attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)

All other fees for the fiscal years ended September 30, 2013 were related to fees for access to online accounting research software. In addition to the aforementioned online accounting research software, all other fees for September 30, 2014 includes fees of $35,000 for certain other advisory services.

Auditor Independence

Under its charter, the Audit Committee pre-approves all services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has determined that the fee paid to PricewaterhouseCoopers LLP for services other than audit fees is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies and Procedures.

Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or a member of the Audit Committee delegated by the Audit Committee) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the New York Stock Exchange. The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that each of the members of our Board of Directors other than Mr. Rinat is independent. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are filled by the same person, Mr. Zack Rinat. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Rinat’s extensive executive leadership and operational experience and his experience and familiarity with our business as a co-founder and Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Rinat brings company-specific experience and expertise. Our Board of Directors believes that Mr. Rinat’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Our Board of Directors has established corporate governance guidelines which state that when the chairperson of the Board and chief executive officer positions are held by the same person, a lead independent director may be designated. Because Mr. Rinat is our Chief Executive Officer and Chairman, our Board of Directors appointed Mr. Charles Robel to serve as our lead independent director. As lead independent director, among other responsibilities, Mr. Robel presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Risk Oversight

Our Board of Directors believes that open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluates the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee is charged with assisting our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our lead independent director. The lead independent director provides feedback to our Chief Executive Officer, as needed, promptly after the executive session. Mr. Rinat does not participate in such sessions.

Codes of Conduct

We have adopted a code of conduct that applies to our directors and a code of conduct that applies to our officers and all other employees. The full text of these codes of conduct are posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Meetings of the Board of Directors

Our Board of Directors met ten times during fiscal year 2014. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal year 2014. It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. All of our directors attended the 2014 Annual Meeting of Stockholders.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information as of September 30, 2014 for each of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Zack Rinat*
Charles J. Robel**
David Bonnette
Sarah Friar
Mark Garrett
Mark Leslie

* Chairman of the Board          ** Lead Independent Director          = Chairperson          = Member

Audit Committee

Each of the members of the Audit Committee satisfies the independence requirements of Rule 10A-3. Messrs. Robel and Garrett and Ms. Friar are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the New York Stock Exchange. The designation does not impose on any of them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. The Audit Committee met five times during fiscal year 2014. Among other matters, the Audit Committee:

•	evaluates the qualifications, independence and performance of our independent registered public accounting firm;

•

determines the engagement of our independent registered public accounting firm and reviews and approves the scope of the annual audit and the fees paid to our independent registered public accounting firm;

•	discusses with management and our independent registered public accounting firm the results of the annual audit and the review of our financial statements;

•	approves the retention of our independent registered public accounting firm;

•	reviews our critical accounting policies and estimates and internal control over financial reporting; and

•	reviews the Audit Committee charter and its performance.

The Audit Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Audit Committee charter is posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Compensation Committee

Each member of the Compensation Committee is an outside director, as defined pursuant to Section 162(m) of the Code, is a “non-employee director” under Rule 16b-3(b)(3)(i) of the Exchange Act, and is independent within the meaning of New York Stock Exchange rules. The Compensation Committee met nine times during fiscal year 2014. Among other matters, the Compensation Committee:

•	reviews and approves goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations; and

•	administers the issuance of stock options and other awards under our equity incentive plans.

At least annually, our Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the Chief Executive Officer and the Human Resources department present compensation and benefit proposals to the Compensation Committee. However, our Chief Executive Officer is not present for deliberations or voting with respect to his compensation.

The Compensation Committee engaged an independent compensation consultant, Radford, an Aon Hewitt company (“Radford”), to evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters for fiscal year 2014. Specifically, Radford was engaged to:

•	provide data from a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current director, CEO and other executive officer compensation practices and equity profile relative to market practices;

•	review and assess our current compensation programs relative to market to determine any changes that may need to be implemented in order to remain competitive with our peer group;

•	review market practices on employee stock purchase plans and equity programs;

•	review market practices on stock ownership guidelines for directors and executive officers; and

•	monitor the performance of the company’s stock price relative to the Russell 3000 index in connection with the company’s performance-based restricted stock unit program.

Radford representatives meet informally with the chair of the Compensation Committee and regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Radford works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. No work performed by Radford during fiscal year 2014 raised a conflict of interest.

The Compensation Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Compensation Committee charter is posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Nominating and Corporate Governance Committee

Each member of the Nominating and Corporate Governance Committee is independent within the meaning of New York Stock Exchange rules. The Nominating and Corporate Governance Committee met two times during fiscal year 2014. Among other matters, the Nominating and Corporate Governance Committee:

•	makes recommendations to our Board of Directors regarding candidates for directorships;

•	makes recommendations to our Board of Directors regarding the structure and composition of the board of directors and its committees;

•	develop corporate governance guidelines and renew and assess corporate governance best practices; and

•	makes recommendations to our Board of Directors concerning governance matters.

The Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Nominating and Governance Committee charter is posted under the “Investors” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

Director Qualifications

The Nominating and Corporate Governance Committee also reviews and recommends to the Board for determination the desired qualifications, expertise and characteristics of Board members, with the goal of developing a diverse, experienced and highly qualified Board. The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand Model N and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our code of conduct;

•	ability to read and understand financial statements and other financial information pertaining to Model N;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for non-employee directors, independence under New York Stock Exchange listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.

In addition, under Model N’s Corporate Governance Guidelines (Guidelines), a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under the Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered. Model N values diversity on a company-wide basis, but has not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Corporate Secretary, Model N, Inc., 1600 Seaport Boulevard, Suite 400, Redwood City, California 94063. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Corporate Secretary at the principal executive offices of Model N not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred and fifth (105th) day prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Non-Employee Director Compensation

Our non-employee directors are entitled to receive equity for their service as directors. Our Board of Directors has determined that the non-employee directors will receive an annual restricted stock unit grant with a value of $100,000. In addition, non-employee directors are entitled to receive an annual restricted stock unit grant with a value of $30,000 for service on our Board, which may be payable as cash at the election of the director, an annual restricted stock unit grant with a value of $20,000 for the chair of the Audit Committee, $12,000 for the chair of the Compensation Committee and $8,000 for the chair of the Nominating and Corporate Governance Committee which may be payable as cash at the election of the director. In addition, directors will receive an annual restricted stock unit grant with a value of $10,000 for serving on the Audit Committee, $6,000 for serving on the Compensation Committee and $4,000 for serving on the Nominating and Corporate Governance Committee, which may be payable as cash at the election of the director. In addition, the lead independent director is entitled to receive an annual restricted stock unit grant with a value of $15,000, which may be payable as cash at the election of the lead independent director.

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors in the fiscal year ended September 30, 2014. Other than as set forth in the table and described more fully below, in the fiscal year ended September 30, 2014 we did not pay any fees to, reimburse any expenses of, make any equity awards or non-equity awards to, or pay any other compensation to, the non- employee members of our Board of Directors.

The following table sets forth information regarding compensation earned by our non-employee directors for the fiscal year ended September 30, 2014:

Name(1)	Value of Restricted Stock Unit Awards ($)(2)
David Bonnette	$155,380	(3)
Sarah Friar	137,363	(4)
Mark Garrett	137,363	(4)
Mark Leslie	196,228	(4)
Charles Robel	167,775	(4)

(1)

As of September 30, 2014, the above-listed directors held outstanding options and RSUs pursuant to which the following shares of our Common Stock are issuable upon exercise or settlement, respectively: Mr. Bonnette (16,816 shares subject to RSUs); Ms. Friar (50,000 shares subject to options; 18,614 shares subject to RSUs); Mr. Garrett (79,999 shares subject to options; 18,877 shares subject to RSUs); Mr. Leslie (179,998 shares subject to options; 19,821 shares subject to RSUs); Mr. Robel (99,999 shares subject to options; 22,574 shares subject to RSUs).

(2)

The amounts in this column represent the aggregate grant date fair values for equity awards granted to the Board of Directors computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the equity awards reported in this column are set forth in Note 6 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2014. These amounts reflect our accounting costs for these awards, and do not correspond to the actual value that may be realized by the above named board members.

(3)

In August 2014, in connection with commencing his service as a director, Mr. Bonnette was granted two awards of restricted stock unit grants. The first grant of 15,015 restricted stock units will vest over a three-year period with 33% of the shares granted vesting on each annual anniversary of the vesting start date. The second grant of 1,801 restricted stock units will vest in full at the next annual meeting following the date of grant.

(4)

In January 2014, each of Messrs. Garrett, Leslie and Robel and Ms. Friar was granted an award of 13,875, 4,955, 16,947, and 13,875 restricted stock units, respectively, which will vest in full at the next annual meeting following the date of grant. In addition, Mr. Leslie was also granted an award of 14,866 restricted stock units, which will vest over a three-year period with 33% of the shares granted vesting on each annual meeting following the date of grant.

Communications with the Board of Directors

Stockholders and all interested parties wishing to communicate with the Board of Directors or with an individual member of the Board of Directors may do so by writing to the Board of Directors or to the particular member of the Board of Directors, care of the Corporate Secretary, at Model N, Inc., 1600 Seaport Boulevard, Suite 400, Redwood City, California 94063. The envelope should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

With respect to Model N’s financial reporting process, the management of Model N is responsible for (1) establishing and maintaining internal controls and (2) preparing Model N’s consolidated financial statements. Model N’s independent registered public accounting firm, PricewaterhouseCoopers LLP (PWC), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Model N’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 30, 2014 with Model N’s management and with PWC, including the results of the independent registered public accounting firm’s audit of Model N’s financial statements. The Audit Committee has also discussed with PWC all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PWC required by applicable requirements of the Public Company Accounting Oversight Board regarding PWC’s communications with the Audit Committee concerning independence, and has discussed with PWC its independence from Model N, as well as any relationships that may impact PWC’s objectivity and independence.

Based on the Audit Committee’s review and discussions with Model N’s management and independent registered public accountants discussed above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in Model N’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Charles J. Robel (Chair)

Sarah Friar

Mark Garrett

RELATED PERSON TRANSACTIONS

Other than the executive and director compensation arrangements, including the employment, termination of employment and change in control arrangements, discussed below under “Executive Compensation,” the indemnification arrangements with our executive officers and directors discussed below under “Employment Arrangement and Indemnification Agreements,” we were not party to any transactions since October 1, 2013 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest.

Statement of Policy Regarding Related Person Transactions

As provided in the Audit Committee Charter, the Audit Committee of our Board of Directors must review and approve in advance any related party transaction. We have also adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our Audit Committee. If the related party is, or is associated with, a member of our Audit Committee, the transaction must be reviewed and approved by another independent body of our Board of Directors. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our Audit Committee for review and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the Audit Committee as soon as reasonably practicable, at which time the Audit Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related party transaction.

It is our intention to ensure that all transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the Audit Committee of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Executive Officers

The following table identifies certain information about our executive officers as of December 22, 2014. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Model N
Zack Rinat	56	Chairman, Co-Founder and Chief Executive Officer
Mark Tisdel	49	Senior Vice President and Chief Financial Officer
Christopher Larsen	56	Senior Vice President and Chief Customer Officer
Michael LaRoche	51	Senior Vice President, Global Operations
Shail Khiyara	48	Senior Vice President and Chief Marketing Officer

For information on the business background of Mr. Rinat, see “Proposal No. 1—Election of Directors” above.

Mark Tisdel has served as Senior Vice President and Chief Financial Officer at Model N since May 2014. Prior to re-joining Model N, Mr. Tisdel most recently served as Chief Financial Officer of Steelwedge Software Inc., an integrated business solutions provider, from April 2012 to May 2014. From May 2010 to April 2012, Mr. Tisdel served as Chief Financial Officer of Spigit, Inc., a platform provider in the social enterprise market. Prior to Spigit, Inc., Mr. Tisdel served as Chief Financial Officer at Model N from January 2008 to May 2010 and as Vice President, Finance at Model N from August 2006 to December 2007. Mr. Tisdel holds a B.S. in Accounting and Law from Clarkson University and an MBA from Wake Forest University—Babcock Graduate School of Management.

Michael LaRoche has served as our Senior Vice President, Global Operations since October 2014 and previously as Senior Vice President, Global Customer Services and Support at Model N since August 2012. From March 2012 to August 2012, Mr. LaRoche served as a founding partner at Waypoint Consulting Partners LLC, advising clients on operational strategies and performance improvement. From September 2010 to March 2012, he served as managing partner of Lodestone Management Consultants Inc., a global consulting firm advising international companies on strategy and process optimization as well as IT transformation, in North America. From October 2002 to September 2010, Mr. LaRoche served as the global leader of the Operations & Supply Chain Strategy consulting practice for International Business Machines Corporation (IBM), a technology consulting company. Mr. LaRoche joined IBM as a partner at PricewaterhouseCoopers when IBM acquired PwC’s consulting business in 2002. Mr. LaRoche holds an MBA from the Amos Tuck School at Dartmouth College and a BS in chemical engineering from North Carolina State University.

Christopher Larsen has served as Senior Vice President and Chief Customer Officer since October 2014 and previously as Senior Vice President and Chief Sales Officer at Model N since October 2013. From January 2013 to October 2013, Mr. Larsen served as Chief Operating Officer and General Manager of the Mobile Business App Division at Infragistics, Inc., a leading provider of user experience and user interface software development tools and mobile applications. From February 2012 to December 2012, Mr. Larsen provided consulting services for various private equity firms. From September 2009 to January 2012, he served as Executive Vice President, Global Field Operations for Progress Software Corporation, a provider of software for the development, deployment and management of business applications. From January 2008 to January 2009, he served as President and Chief Operating Officer for Allegro Development Corporation, a provider of energy and risk management software solutions. Mr. Larsen has also held senior executive positions with TIBCO Software, Inc., a provider of infrastructure software, and SAP North America, a provider of business software. Mr. Larsen holds a BS in business administration from Wake Forest University.

Shail Khiyara has served as Senior Vice President and Chief Marketing Officer at Model N since April 2014. Prior to joining Model N, Mr. Khiyara most recently served as Chief Marketing Officer and Chief Customer Officer of Spigit Inc., a platform provider in the social enterprise market, from June 2012 to January 2014. From April 2010 to June 2011, Mr. Khiyara served as Senior Vice President and Chief Marketing Officer of Taleo, Inc. a provider of cloud-based talent management solutions. From January 2009 to the present, Mr. Khiyara founded ProfitClouds, a business and technology consulting practice focused on fundraising and providing operational guidance to early stage companies. From January 2006 to December 2008, Mr. Khiyara served as Senior Vice President and General Manager of EVault, the cloud services business unit of Seagate Technologies, Inc. Mr. Khiyara holds an MBA from the Yale School of Management, an Executive MBA, Strategic Leadership from Harvard Business School and an MS in Engineering from the New Jersey Institute of Technology.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly compensated executive officers (our named executive officers) during fiscal year 2014. The compensation provided to our named executive officers for fiscal year 2014 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; compensation decisions for our named executive officers in fiscal year 2014; the role of compensation consultants; and the peer group used in evaluating executive officer compensation.

Our named executive officers for fiscal year 2014 were:

•	Zack Rinat, our Chairman of the Board of Directors, Co-Founder and Chief Executive Officer;

•	Mark Tisdel, our Senior Vice President and Chief Financial Officer; and

•	Christopher Larsen, our Senior Vice President and Chief Customer Officer.

Executive Compensation Philosophy, Objectives and Design

Compensation Philosophy

We operate in a highly competitive and rapidly evolving market, and we expect competition to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals in the areas of development, services, sales, marketing, and support functions, such as Finance, IT and HR. The market for skilled individuals in any of these areas is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts, retain, and rewards talented individuals who possess the skills necessary to create long-term value for our stockholders, expand our business and assist in the achievement of our strategic objectives.

In fiscal year 2014, our Compensation Committee reviewed and assessed our general compensation philosophy, which is intended to align with our core values, yearly performance, and our stockholder interests, as well as to effectively balance our short- and long-term objectives. The Compensation Committee believes that compensation should never get in the way of us doing what is right and that a great work environment needs to be supported by competitive pay practices and benefits. When determining the competitiveness of our pay practices, we look at the entire pay and benefit package, taking into account total compensation. Our total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and fair and flexible. The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide total targeted direct compensation (salary, bonus and equity) that is at or above the 50th percentile of the market, and to provide parity and consistency within functions. We also believe in making tough decisions in order to adhere to budgets, ensuring transparency and promoting understanding of our compensation philosophy and practices.

The Compensation Committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives, and reviews our compensation programs at least annually.

Objectives for our Executive Compensation Programs

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	provide competitive compensation to recruit, retain and motivate top talent;

•	align executive compensation to company performance and our stockholders’ interests; and

•	balance short and long-term objectives.

Elements of Our Executive Compensation Program

The key elements of our compensation package for named executive officers are base salary, bonuses, equity-based awards, and our benefits programs. Each named executive officer’s compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives.

Base Salary

We offer base salaries that are intended to provide a level of stable fixed compensation to named executive officers for performance of day-to-day services. Other than our co-founder and Chief Executive Officer, each named executive officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of hiring. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required. In fiscal year 2014, the Compensation Committee reviewed the base salaries of our executive officers taking into consideration a compensation analysis performed by Radford. The base salaries paid to our named executive officers for fiscal year 2014 are set forth in the Summary Compensation Table below.

Bonuses

We provide our executive officers, including the named executive officers, with the opportunity to earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers.

The executive bonus plan applicable to fiscal year 2014 was based on the attainment of a target level of revenue, subject to an individual performance factor as determined by our Chief Executive Officer and the Compensation Committee. Our Chief Executive Officer did not participate in the executive bonus plan applicable to fiscal year 2014, and our then Senior Vice President and Chief Sales Officer participated in a separate sales compensation plan based on the attainment of certain target levels of bookings. The Compensation Committee approved these features of the executive bonus plan since, in its view, it was the best indicator of our successful execution of our annual operating plan and that achieving the target level of revenue would require a focused and consistent effort by our executive officers throughout fiscal year 2014. The target bonus attributable to revenues accounted for 100% of the executive officer’s target bonus. For a bonus to be paid in respect of the revenue performance measure, that measure had to be achieved at a minimum threshold target level, at which level the payout would equal 50% of that measure’s allocation of the executive officer’s target bonus. Achievement above the threshold target level would result in a payout of up to a maximum of 150% of that measure’s allocation of the executive officer’s target bonus. Based on our fiscal year 2014 corporate performance, we achieved the revenue and bookings targets at approximately 106%, and in November 2014, the Compensation Committee approved bonus payments consistent with such achievement, subject to individual performance factors.

Equity-Based Awards

We use equity awards to motivate and reward our executive officers, including our named executive officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. Prior to March 2013, these equity awards had been granted solely in the form of options to purchase shares of our common stock. We believed that stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, because the stock options reward them only to the extent that our stock price grows and stockholders realize value following their grant date. In connection with our initial public offering, we began granting restricted stock units (RSUs) in order to provide additional retention for our executives. We also adopted a program in which all executives are eligible for annual equity grants.

Historically, the size and form of the initial equity awards for our executive officers were established through arm’s-length negotiation at the time the individual was hired. In making these awards, the Compensation Committee considered, among other things, the prospective role and responsibility of the individual executive, competitive factors, the cash compensation to be received by the executive officer, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Fiscal 2014 Option and RSU Awards

In November 2013, we granted Mr. Larsen 106,157 restricted stock units. These restricted stock units vest as to 25% of the shares on each annual anniversary of the vesting commencement date. In December 2013, we granted Mr. Rinat 200,000 performance-based restricted stock units. These performance-based restricted stock units vest as to one-third on each annual anniversary of the vesting commencement date. In August 2014, we granted Mr. Tisdel 111,234 restricted stock units. These restricted stock units vest as to 25% of the shares on each annual anniversary of the vesting commencement date. The vesting of these awards will also accelerate by 100% of the remaining unvested shares in the event of a qualifying termination of employment within 12 months of a change in control of Model N.

Benefits Programs

Our employee benefit programs, including our health, dental, vision, life insurance and disability programs, are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.

SUMMARY COMPENSATION TABLE

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our named executive officers during the fiscal year ended September 30, 2014 and the fiscal year ended September 30, 2013.

Name and Principal Position	Fiscal Year	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Zack Rinat	2014	$1	$—	$1,716,000	$—	$—	$1,716,001
Co-Founder, Chairman and	2013	$225,000	$—	$2,066,662	$—	$—	$2,291,662
Chief Executive Officer					$—

Mark Tisdel	2014	$124,272	$81,027	$1,034,476	$—	$—	$1,239,775
Senior Vice President and Chief Financial Officer(4)

Christopher Larsen	2014	$285,628	$239,542	$820,594	$—	$—	$1,345,764
Senior Vice President and Chief Customer Officer(5)

(1)

The amounts in this column reflect cash bonus awards earned by the named executive officers under our executive bonus plans applicable to fiscal years 2013 and 2014, and with respect to Mr. Larsen, under our sales compensation plan for fiscal year 2014. The executive bonus plan applicable to fiscal year 2014 is discussed in greater detail in “Executive Compensation” above.

(2)

The amounts reported in this column represent the aggregate grant date fair value of equity awards granted under our 2013 Equity Incentive Plan to our named executive officers during the fiscal year ended September 30, 2014 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 6 to our consolidated financial statements included in our fiscal year 2014 Annual Report on Form 10-K filed on November 19, 2014. Note that the amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(3)	The fiscal year 2014 stock awards are discussed in greater detail in “Executive Compensation” above.
(4)	Mr. Tisdel began serving as our Senior Vice President and Chief Financial Officer in May 2014.
(5)	Mr. Larsen began serving as our Senior Vice President and Chief Sales Officer in October 2013 and as our Senior Vice President and Chief Customer Officer in October 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End Table

The following table provides information regarding outstanding stock options and restricted stock units held by our named executive officers as of September 30, 2014.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Zack Rinat	03/15/2013	(1)	133,333	$1,314,663	—	$—
	12/06/2013	(2)	—	—	200,000	1,972,000

Mark Tisdel	08/25/2014	(3)	111,234	1,096,767

Christopher Larsen	11/25/2013	(3)	106,157	1,046,708

(1)

The shares subject to this restricted stock unit award vest as to 50% on the second anniversary of the vesting commencement date, and 25% on each of the third and fourth anniversaries of the vesting commencement date thereafter.

(2)

The shares subject to this performance-based restricted stock unit award vest as to one-third on each annual anniversary of the vesting commencement date based on the performance of the company’s stock price relative to the Russell 3000 index.

(3)	The shares subject to this restricted stock unit award vest as to 25% on each annual anniversary of the vesting commencement date.
(4)

The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our common stock on September 30, 2014, which was $9.86.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of September 30, 2014 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	4,145,005	$7.07	(2)	3,665,009	(3)
Equity compensation plans not approved by security holders	n/a	n/a		n/a
Total	4,145,005	$7.07		3,665,009

(1)	Excludes purchase rights accruing under our 2013 Employee Stock Purchase Plan and includes 2,264,237 shares subject to restricted stock units.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to restricted stock units have no exercise price.
(3)

Includes 620,780 shares of common stock that remain available for purchase under the 2013 Employee Stock Purchase Plan, 2,667,562 shares of common stock that remain available for purchase under our 2013 Equity Incentive Plan, and 376,667 shares of common stock reserved for issuance pursuant to the vesting of performance-based restricted stock units and subject to the achievement of certain performance criteria. Additionally, our 2013 Equity Incentive Plan provides for automatic increases in the number of shares available for issuance under it on October 1 of each four calendar years during the term of the 2013 Equity Incentive Plan by the lesser of 5% of the number of shares of common stock issued and outstanding on each September 30 immediately prior to the date of increase or the number determined by our board of directors. Similarly, on October 1 of each calendar year, the aggregate number of shares of our common stock reserved for issuance under our 2013 Employee Stock Purchase Plan shall be increased automatically by the number of shares equal to 2% of the total number of outstanding shares of our common stock on the immediately preceding September 30th (rounded down to the nearest whole share).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 22, 2014, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) by each director and nominee for director, (c) by the named executive officers (as defined in “Executive Compensation” above) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 25,605,737 shares of common stock outstanding at December 22, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of December 22, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Model N, Inc., 1600 Seaport Boulevard, Suite 400, Redwood City, California 94063.

	Shares Beneficially Owned (as of December 22, 2014)
	Number	Percent
Named Executive Officers, Directors and Director Nominees:
Zack Rinat(1)	4,898,731	19.1%
Mark Tisdel(2)	61,112	*
Christopher Larsen(3)	18,034	*
David Bonnette(4)	—	*
Sarah Friar(5)	47,781	*
Mark Garrett(6)	95,404	*
Mark Leslie(7)	200,625	*
Charles J. Robel(8)	119,101	*
All directors and executive officers as a group (10 persons):(9)	5,515,883	21.3%
5% Stockholders:
Massachusetts Financial Services Company(10)	3,351,080	13.1%
Investure, LLC(11)	1,786,310	7.0%
The Goldman Sachs Group, Inc.(12)	1,395,888	5.5%
RGM Capital, LLC(13)	1,294,330	5.1%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)

Consists of 139,334 shares held by Mr. Rinat pursuant to the vesting of performance-based restricted stock units; 24,002 shares by GADD, Inc., 666,666 shares held of record by Mr. Rinat, 996,110 shares held of record by Mr. Rinat and Orli Rinat as community property, 666,666 shares held of record by Mr. Rinat, Orli Rinat and Glen Kohl, trustees of Danielle Rinat Family Heritage Trust Dated December 12, 2005, 666,666 shares held of record by Mr. Rinat, Orli Rinat and Glen Kohl, trustees of Gahl Rinat Family Heritage Trust Dated December 12, 2005, 36,310 shares held of record by Gahl Rinat Trust, 36,311 shares held of record by Danielle Rinat Trust and 1,666,666 shares held of record by Mr. Rinat and Orli Rinat, trustees of the Rinat Family 2006 Trust Dated December 13, 2006. Mr. Rinat is a trustee of each of the foregoing trusts. The trustees of each of the foregoing trusts share voting and investment power with respect to the shares held by each respective trust. Mr. Rinat is the sole director and the Chief Executive Officer of GADD, Inc. Mr. Rinat and Orli Rinat are trustees of the Rinat Family 2006 Trust Dated December 13, 2006. This trust is the sole shareholder of GADD, Inc. Accordingly, Mr. Rinat may be deemed the beneficial owner of all shares held by this trust and GADD, Inc.

(2)	Consists of 61,112 shares held by Mr. Tisdel as of December 22, 2014.
(3)	Consists of 18,034 shares held by Mr. Larsen as of December 22, 2014.
(4)	Consists of 1,801 shares subject to restricted stock units held by Mr. Bonette that will vest within 60 days of December 22, 2014.
(5)

Consists of 4,739 shares held by Ms. Friar, 29,167 shares subject to options held by Ms. Friar that are exercisable within 60 days of December 22, 2014, and 13,875 shares subject to restricted stock units held by Ms. Friar that will vest within 60 days of December 22, 2014.

(6)

Consists of 5,002 shares held by Mr. Garrett, 76,527 shares subject to options held by Mr. Garrett that are exercisable within 60 days of December 22, 2014, and 13,875 shares subject to restricted stock units held by Mr. Garrett that will vest within 60 days of December 22, 2014.

(7)

Consists of 42,591 shares held by Leslie Enterprises LP; 138,401 shares held by the Leslie Family Trust U/A 2/7/96, 9,722 shares subject to options held by Mr. Leslie that are exercisable within 60 days of December 22, 2014, and 9,911 shares subject to restricted stock units held by Mr. Leslie that will vest within 60 days of December 22, 2014. Mr. Leslie is a trustee of the foregoing trust. The trustees of the foregoing trust share voting and investment power with respect to the shares held by the trust.

(8)

Consists of 5,627 shares held by Mr. Robel and 96,527 shares subject to options held by Mr. Robel that are exercisable within 60 days of December 22, 2014, and 16,947 shares subject to restricted stock units held by Mr. Robel that will vest within 60 days of December 22, 2014.

(9)

Consists of 5,192,943 shares held by our directors and executive officers as a group and 324,741 shares subject to options and restricted stock units that are exercisable or will vest, as applicable, within 60 days of December 22, 2014 held by our directors and executive officers as a group.

(10)

Based on the Schedule 13G/A filed with the SEC on February 13, 2014. The shares are beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities. Accordingly, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The interest of one entity, the MFS New Discovery Fund (the “Fund”), a series of MFS Series Trust I (which is an investment company registered under the Investment Company Act of 1940), in the shares, amounted to 1,708,224 shares of common stock, or 7.2% of the total number of shares outstanding, at December 31, 2013. The Fund, which is a series of a Massachusetts business trust, has its principal business office at 111 Huntington Avenue, Boston, Massachusetts 02199.

(11)

Based on the Schedule 13G filed with the SEC on December 16, 2014. Consists of 1,786,310 shares held by Investure, LLC, Investure Global Equity (GP), LLC, Investure Global Equity Fund, LP—All Asset Series and Alice W. Handy, who have shared voting and dispositive power over the shares. Investure, LLC (“Investure”), Investure Global Equity (GP), LLC (“Investure Global Equity GP”), Investure Global Equity Fund, LP—All Asset Series (“Investure Global Equity”) and Alice W. Handy. Ms. Handy is the managing member of Investure. Investure is the managing member of Investure Global Equity GP and investment adviser to Investure Global Equity. Investure Global Equity GP is the general partner of Investure Global Equity, a security holder of the issuer. The address of the principal office of each of Investure Global Equity, Investure Global Equity GP, Investure and Ms. Handy is 126 Garrett Street, Suite J, Charlottesville, Virginia 22902.

(12)

Based on Schedule 13G filed with the SEC February 13, 2014. Consists of 1,395,888 shares held by The Goldman Sachs Group, Inc. and Goldman, Sachs & Co., who have shared voting and dispositive power over the shares. The securities being reported on by The Goldman Sachs Group, Inc. (“GS Group”), as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman, Sachs & Co. (“Goldman Sachs”), a broker or dealer registered under Section 15 of the Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Goldman Sachs is a direct and indirect wholly owned subsidiary of GS Group. The address for each reporting person is 200 West Street, New York, NY 10282.

(13)

Based on Schedule 13G filed with the SEC February 12, 2014. Consists of 1,294,330 shares held by RGM Capital, LLC and Robert G. Moses, who have shared voting and dispositive power over the shares. Robert G. Moses is the managing member of RGM Capital, LLC, a Delaware limited liability company that serves as the general partner of and exercises investment discretion over the accounts of a number of investment vehicles. None of those investment vehicles has beneficial ownership of 5% or more of any class of the shares. The address for each reporting person is 9010 Strada Stell Court, Suite 105, Naples, FL 34109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal year 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

Employment, Severance and Change in Control Arrangements

We have entered into employment offer letters with each of our named executive officers in connection with his commencement of employment with us, except for Mr. Rinat, with whom we have not entered into an employment offer letter. Each of these offer letters was negotiated on our behalf by our Chief Executive Officer, with the informal oversight of our board of directors.

Typically, these arrangements provide for at-will employment and included our named executive officers’ initial base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. These arrangements also provided for a recommended equity award grant to be submitted to our board of directors for approval, with an exercise price, in the case of stock options, equal to the fair market value of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement.

Mr. Rinat

We have not entered into any employment arrangements with Mr. Rinat, our Chief Executive Officer.

Mr. Tisdel

We entered into an offer letter agreement with Mr. Tisdel, our Senior Vice President and Chief Financial Officer, on April 28, 2014. Pursuant to the offer letter, Mr. Tisdel’s initial base salary was established at $275,000 per year. In addition, Mr. Tisdel is eligible to receive a cash bonus payment of up to $35,000, subject to certain conditions. Mr. Tisdel will also be eligible to receive a cash bonus of up to $125,000, subject to the achievement of certain performance criteria based on the achievement of company and personal objectives. On August 25, 2014, in accordance with the terms of his offer letter, Mr. Tisdel was granted an award for 111,234 restricted stock units. This award vests over a four-year period with 25% of the total shares underlying the award vesting on each annual anniversary of the vesting commencement date. Mr. Tisdel’s employment is at will and may be terminated at any time, with or without cause.

Mr. Larsen

We entered into an offer letter agreement with Mr. Larsen, our Senior Vice President and Chief Customer Officer, on October 2, 2013. Pursuant to the offer letter, Mr. Larsen’s initial base salary was established at $300,000 per year. In addition, Mr. Larsen is eligible to receive incentive compensation of up to $200,000, subject to the achievement of certain performance criteria based on the achievement of company and personal objectives. On November 25, 2013, in accordance with the terms of his offer letter, Mr. Larsen was granted an award for 106,157 restricted stock units. This award vests over a four-year period with 25% of the total shares underlying the award vesting on each annual anniversary of the vesting commencement date. Mr. Larsen’s employment is at will and may be terminated at any time, with or without cause.

Change in Control

Generally, our equity award agreements with each of our named executive officers provide for acceleration of vesting of 100% of the unvested shares of our common stock underlying such equity awards in the event of an involuntary termination of employment (as such term is defined in the stock option agreement) within 12 months following a change in control in our company. In addition, our recent equity award agreements with our non- employee directors provide for acceleration of vesting of 100% of the unvested shares of our common stock underlying such equity awards in the event of a change in control of our company.

In addition to the amounts presented above, in the event one of our named executive officers was terminated, he would also be able to exercise any previously vested stock options that he held.

Indemnification arrangements

Our amended and restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director or officer for monetary damages resulting from breach of his fiduciary duty as a director or officer.

Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our amended and restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may indemnify our other employees and agents as provided in indemnification contracts entered into between us and our employees and agents;

•

we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

In addition to the indemnification required in our restated certificate of incorporation and restated bylaws, we enter into indemnity agreements with each of our directors and executive officers. These agreements may, among other things, provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents or incurred in investigating or defending any such action or proceeding. We have also obtained directors’ and officers’ insurance to cover our directors, executive officers and some of our employees under which, subject to the limitations of the policies, coverage is provided against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director, executive officer or employee, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these individuals pursuant to our indemnification obligations or otherwise as a matter of law. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/ or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

Stockholder Proposals for 2016 Annual Meeting

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2016 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than September 11, 2015. Such proposals must be delivered to the Corporate Secretary of Model N at the address listed on the front page.

Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2016 Annual Meeting of Stockholders, or that concern one or more nominations for Directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in our Bylaws. Notice must be received by the Corporate Secretary of Model N at the address listed on the front page, no earlier than November 6, 2015 and no later than December 7, 2015.

However, if the date of our 2015 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then, for notice to the stockholder to be timely, it must be so received by the Corporate Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A copy of the pertinent provisions of the Bylaws is available upon request to the Corporate Secretary of Model N at the address listed on the front page.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or our agents. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.

Fiscal Year 2014 Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and our 2014 proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Model N, Inc., 1600 Seaport Boulevard, Suite 400, Redwood City, California 94063. The Annual Report on Form 10-K and proxy statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investors” section on our website at:

http://investor.modeln.com/GenPage.aspx?IID=4377866&GKP=1073749823.

OTHER MATTERS

We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

MODEL N, INC.

January 9, 2014

Redwood City, California

ANNUAL MEETING OF STOCKHOLDERS OF

MODEL N, INC.

February 20, 2015

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20230000000000000000 0 022015

1. Election of Class II Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Mark Garrett
○ Sarah Friar

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF MODEL N, INC. February 20, 2015 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=18179 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230000000000000000 0 022015 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Class II Directors: NOMINEES: FOR ALL NOMINEES O Mark Garrett O Sarah Friar WITHHOLD FOR ALL NOMINEES AUTHORITY FOR (See ALL instructions EXCEPT below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To indicate change your the new address address on your in the account, address please space check above. the Please box at note right that and changes this method. to the registered name(s) on the account may not be submitted via FOR AGAINST ABSTAIN 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2015. 3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposal 2. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

MODEL N, INC. Proxy for Annual Meeting of Stockholders on February 20, 2015 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Zack Rinat and Mark Tisdel as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Model N, Inc. held of record by the undersigned at the close of business on December 22, 2014 at the Annual Meeting of Stockholders to be held February 20, 2015 at 11:30 a.m. Pacific Time at 1600 Seaport Boulevard, Suite 400, Pacific Shores Center - Building 6, Redwood City, California 94063, and at any adjournment thereof. (Continued and to be signed on the reverse side.) 14475